Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |_|

Filed by a Party other than the Registrant |X|

Preliminary Proxy Statement |_|

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) |_|

Definitive Proxy Statement |_|

Definitive Additional Materials |X| Soliciting Material Pursuant to ss. 240.14a-12

THE ALASKA AIR GROUP, Inc. ("the Company-AAG")

(Name of Registrant as Specified In Its Charter)

Richard D. Foley, Stephen Nieman, Terry K. Dayton and Carl L. Olson (Name of Persons Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required |X|

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

1) Title of each class of securities to which transaction applies: Common Stock

2) Aggregate number of securities to which transaction applies: As of April 20, 2007, the record date for the meeting, there were 42,616,739 shares of Company common stock outstanding

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. 1) Amount Previously Paid: 2) Form, Schedule or Registration Statement No.:

3) Filing Party: Stephen Nieman, Richard D. Foley, Terry K. Dayton and Carl L. Olson for the 2007 CHALLENGERS

4) Date Filed:

Sept. 4, 2007

To:  Mr. Bill Ayer
Chairman and CEO
Alaska Air Group, Inc.
PO Box 68947
Seattle, WA  98168

For immediate delivery to the other AAG board members:

Ms. Patricia M. Bedient
Ms. Phyllis J. Campbell
Mr. Byron I. Mallott
Mr. Mark R. Hamilton
Mr. Ken Thompson
Mr. Jessie J. Knight
Mr. Richard A. Wien
Mr. R. Marc Langland
Mr. Dennis F. Madsen

Via: FAX (206) 392-5807 and email to keith.loveless@alaskaair.com

Dear Mr. Ayer:

I am writing to express our loss of confidence in the process the company employed to conduct the shareholder vote that was reported to the U.S. SEC on Aug. 7, 2007.  We are considering challenging the results.

In our cooperative role as shareholder proponents and candidate participants in this proxy contest, we assert that it is our right to request that the company take the necessary steps to restore confidence in AAG shareholder voting processes and results.

Sincerely,

/s

Steve Nieman
Horizon worker and AAG stockholder

email and fax cc:  Mr. Richard Foley, CHALLENGER candidate
Mr. Terry Dayton, CHALLENGER candidate, resolution proponent
Mr. Carl Olson, CHALLENGER candidate
Mr. Brian Stromberg, resolution proponent
Mr. Bill Davidge, resolution proponent
Mr. Brian Hollister, resolution proponent
Mr. John Chevedden, resolution proponent
The Honorable Christopher Cox, Chairman, U.S. SEC Commissioners
U.S. SEC Commissioners Paul S. Atkins, Roel C. Campos, Annette L. Nazareth and Kathleen L. Casey
Mr. John W. White, Director, U.S. SEC Corporation Finance Division